UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 6, 2011
(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of Annual General and Special Meeting of Shareholders

On May 6, 2011, Vista Gold Corp. held its annual general and special meeting of shareholders at Suite 1200, 200 Burrard Street, Vancouver, British Columbia, at 10:00 a.m. (Vancouver time). Shareholders representing 26,555,452 shares or 42.89% of the shares authorized to vote (61,919,752) were present in person or by proxy, representing a quorum for the purposes of the annual general and special meeting.  The shareholders approved the following:

Proposal #1 – Election of Directors
The election of the Nominees to the Company’s Board to serve until the Company’s 2011 Annual Meeting of Shareholders or until successors are duly elected and qualified:
	For	Against	Withheld	Spoiled		Non Vote
John M. Clark	12,062,212	0	129,372	0		14,363,868
W. Durand Eppler	7,950,390	0	4,241,194	0		14,363,868
C. Thomas Ogryzlo	8,570,244	0	3,621,340	0		14,363,868
Tracy A. Stevenson	12,052,878	0	138,706	0		14,363,868
Michael B. Richings	12,084,933	0	106,651	0		14,363,868
Frederick H. Earnest	12,075,867	0	115,717	0		14,363,868

Proposal #2 – Appointment of Auditors To ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2011 fiscal year	For	Against	Withheld	Spoiled		Non Vote
	26,223,570	0	331,882	0		0
Proposal #3 – Advisory Vote on Executive Compensation	For	Against	Withheld	Spoiled		Non Vote
	11,353,666	419,408	418,510	0		14,363,868
Proposal #4 – Advisory Vote on Frequency of Advisory Vote on Executive Compensation	1 Year	2 Years	3 Years	Abstain	Spoiled	Non Vote
	5,159,171	272,360	6,371,955	382,098	6,000	14,363,868

All Nominees for election to the Company’s Board were elected to the Board and will serve until the Company’s 2012 annual meeting of shareholders or until successors are duly elected and qualified.  The proposal for the advisory vote on the compensation of named executive officers and the proposal to ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2011 fiscal year were approved.  In relation to the proposal on the frequency of future advisory votes on the compensation of named executive officers, the frequency of every 3 years received the most votes, and therefore is the advisory recommendation of the shareholders of the Company.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)

Dated: May 12, 2011	By: /s/ Gregory G. Marlier Gregory G. Marlier Chief Financial Officer